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                                                                   Exhibit 23.0




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Split Second Trading, Inc.
     Form SB-2

Gentlemen:

We hereby consent to the use of our name as independent auditors in the report accompanying the audited financial statements of Split Second Trading, Inc. ("Split Second") as of December 31, 1999 and for the period from January 6, 1999 (inception) to December 31, 1999, issued in connection with Split Second's registration statement under the Securities Act of 1993 under Form SB-2.


Very truly yours,


/s/ Baumann, Stahl, Raymondo & Company, P.A.
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Tampa, Florida
July 27, 2000